Exhibit 4.5

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH

IN THE COMPANY’S PROSPECTUS (THE “PROSPECTUS”)

AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR &

TRANSFER COMPANY AS THE SUBSCRIPTION AGENT.

The Rights Offering expires at 5:00 p.m., New York City time on            , 2012

(such time and date, as it may be extended by the Company, the “Expiration Time”).

SUBSCRIPTION RIGHTS CERTIFICATE NO.	NUMBER OF RIGHTS
[ ]	[ ]

HAMPTON ROADS BANKSHARES, INC.

NORFOLK, VIRGINIA

Incorporated under the laws of the Commonwealth of Virginia

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Shares of Common Stock

Subscription Price: $0.70 per Full Share

VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION TIME

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of Rights set forth above, each of which entitles the owner to subscribe for and purchase 1.8600 shares of Common Stock, $0.01 par value per share, (the “Basic Subscription Right”) and subject to the full exercise of all of the Basic Subscription Rights, 2.0667 additional shares of Common Stock, $0.01 par value per share, (the “Additional Subscription Right” and, together with the Basic Subscription Right, the “Rights”) of Hampton Roads Bankshares, Inc., a Virginia corporation, on the terms and subject to the conditions set forth in the Prospectus and instructions relating hereto on the reverse side hereof and in the instructions as to the use of this certificate included in the accompanying mailing. The non-transferable Rights represented by this Subscription Rights Certificate may be exercised by completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE. This certificate is governed by the laws of the Commonwealth of Virginia.

Dated: [            ], 2012

COUNTERSIGNED AND REGISTERED: REGISTRAR AND TRANSFER COMPANY (Cranford, NJ) TRANSFER AGENT AND REGISTRAR

By:
AUTHORIZED SIGNATURE

[CORPORATE SEAL]

Douglas J. Glenn, President	Thomas B. Dix III, Secretary

[BACK OF CERTIFICATE – See Below]

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

By Mail, Hand, Express Mail or Overnight Courier:

Registrar and Transfer Company

10 Commerce Drive

Cranford, NJ 07016

Attention: Reorg/Exchange Dept.

Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

EXERCISE FORM. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION RIGHT OR A PORTION THEREOF:

Basic Subscription Right

I exercise rights x 1.8600 = (no. of your rights) (ratio) (total no. of your new shares)

Therefore, I apply for x $ 0.70 = $
(no. of new shares) (subscription price) (amount enclosed)

Additional Subscription Right

If you fully exercise all of your Basic Subscription Rights, you may subscribe for additional shares by exercising your Additional Subscription Rights.

I exercise additional rights x 2.0667 =
(no. of your additional rights) (ratio) (total no. of your new shares)

Therefore, I apply for x $ 0.70 = $ . (no. of new shares) (subscription price) (amount enclosed)

Total Amount Enclosed: $ ..
(Sum of Basic Subscription Right amount plus Additional Subscription Right amount)

Payment Options: (1) Send an uncertified check drawn on a U.S. bank payable to “Registrar and Transfer Company,” as Subscription Agent, OR (2) Wire transfer the subscription payment to the segregated account maintained by “Registrar and Transfer Company,” as Subscription Agent.

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise its legal remedies against me.

Signature(s) of Subscriber(s):

                     Indicate, by initialing in the provided blank that you are aware of the absence of deposit insurance covering the securities being sold pursuant to this Subscription Rights Certificate.

IMPORTANT: THE PARTICULAR SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the Instructions.

Name(s):

Capacity (Full Title):

Taxpayer ID # or Social Security #:

SECTION 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE COMMON STOCK TO:

(Please Print Name)

(Print Full Address)

(Social Security # or Tax ID #)

(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

(Please Print Name)

(Print Full Address)

(Social Security # or Tax ID #)

GAURANTEE OF SIGNATURE(S)

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVEREED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

Signature: (Name of Bank or Firm) By: (Signature of Officer)

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY AN UNCERTIFIED CHECK DRAWN ON A UNITED STATES BANK OR WIRE TRANSFER PAYABLE TO REGISTRAR AND TRANSFER COMPANY